SECURITIES AND EXCHANGE COMMISSION

                                Washington, D.C. 20549


                                       FORM 8-K



                                    CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


     Date of Report (Date of earliest event reported)      AUGUST 28, 1996
                                                       ------------------------



                                CAREER HORIZONS, INC.
     ---------------------------------------------------------------------------
                (Exact name of registrant as specified in its charter)



     DELAWARE                          0-23534                        22-3038096
     ---------------------------------------------------------------------------
     (State or other jurisdiction     (Commission                  (IRS Employer
        of incorporation)              File Number)          Identification No.)



     177 CROSSWAYS PARK DRIVE, WOODBURY, NY                             11797
     ---------------------------------------------------------------------------
     (Address of principal executive offices)                         (Zip Code)


     Registrant's telephone number, including area code           (516) 682-1400
                                                            --------------------



     This   report,   including   exhibits,  contains   ______   pages  numbered
     sequentially  from this page.   The index to exhibits can  be found on page
     ______.

     ITEM 7.   Financial Statements and Pro Forma Financial Information
               --------------------------------------------------------

          (a)  Financial Statements of Businesses Acquired

                                                                            Page
                                                                            ----
          Consolidated  Financial  Statements  of  Daedalian
          Group, Inc. and Subsidiaries as of April 30, 1996 and for the three months ended April 30, 1996 and 1995:

             Unaudited Condensed Consolidated Balance Sheets as of
                April 30, 1996 and 1995                                      4-5
             Unaudited Condensed Consolidated Statements of Income for
                the three months ended April 30, 1996 and 1995                 6
             Unaudited Condensed Consolidated Statements of Cash Flows for
               the three months ended April 30, 1996 and 1995                  7
             Notes to Unaudited Condensed Consolidated Financial Statements    8


          Consolidated Financial Statements of Daedalian Group, Inc. and
           Subsidiaries as of January 31, 1996 and 1995 and for the years then ended:

             Report of Independent Certified Public Accountants
             Consolidated Balance Sheets as of January 31, 1996 and 1995 Consolidated Statements of Income for the years ended
                January 31, 1996 and 1995
             Consolidated Statements of Stockholders' Equity for
                the years ended January 31, 1996 and 1995
             Consolidated Statements of Cash Flows for the years ended
               January 31, 1996 and 1995
             Notes to Consolidated Financial Statements

          (b)  Pro Forma Information

          Unaudited Pro Forma Combined Financial Statements

             Introduction to Unaudited Pro Forma Combined Financial Statements Unaudited Pro Forma Combined Balance Sheet as of June 30, 1996 Notes to Unaudited Pro Forma Combined Balance Sheet
             Unaudited Pro Forma Combined Statements of Income for the
               Year ended June 30, 1995, the six months ended
               December 31, 1995 and the six months ended June 30, 1996
             Notes to Unaudited Pro Forma Combined Statements of Income

     (a)  Financial Statements of Businesses Acquired
     ------------------------------------------------

                        DAEDALIAN GROUP, INC. and SUBSIDIARIES

                   UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS


                                        ASSETS


                                                    APRIL 30,
                                          ---------------------------

                                              1996            1995
                                          -----------      ----------

     CURRENT ASSETS:

       Cash and cash equivalents           $ 592,864        $270,580

       Accounts receivable, net of
         allowance of $45,000 and $18,000  4,357,359       3,647,100

       Prepaid expenses                      263,032          56,991

       Deferred income taxes                  50,629          50,629

       Other current assets                   54,076          55,830
                                          ----------      ----------

         Total current assets              5,317,960       4,081,130

     PROPERTY AND EQUIPMENT, Net           1,150,350         702,620

     OTHER ASSETS                             40,784          38,528
                                          ----------      ----------

                                          $6,509,094      $4,822,278
                                          ==========      ==========


      The accompanying notes are an integral part of the condensed consolidated financial statements.

                        DAEDALIAN GROUP, INC. and SUBSIDIARIES

                   UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS


                         LIABILITIES AND STOCKHOLDERS' EQUITY


                                                                APRIL 30,

                                                     1996                1995
                                                  ----------          ----------

     CURRENT LIABILITIES:

       Notes payable, maturing within one year   $1,930,000           $1,253,041
       Accounts payable                             282,397              205,242
       Accrued wages and other expenses           2,574,782            1,667,643
                                                 ----------           ----------

         Total current liabilities                4,787,179            3,125,926

     NOTES PAYABLE, NET OF CURRENT MATURITIES       382,155              391,107
     DEFERRED INCOME TAX                             16,380                 ----
                                                 ----------           ----------

         Total liabilities                        5,185,714            3,517,033
                                                 ----------           ----------


     STOCKHOLDERS' EQUITY:
       Common stock, $.10 par value;
         5,000,000 shares
         authorized; 2,000,000 shares
        issued and outstanding                        3,500                3,500
       Retained earnings                          1,319,880            1,301,745
                                                 ----------           ----------

         Total stockholders' equity               1,323,380            1,305,245
                                                 ----------           ----------

                                                 $6,509,094           $4,822,278
                                                 ==========           ==========

      The accompanying notes are an integral part of the condensed consolidated financial statements.

                        DAEDALIAN GROUP, INC. and SUBSIDIARIES

              UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS



                                                   THREE MONTHS ENDED APRIL 30,
                                                   ----------------------------

                                                      1996               1995
                                                      ----               ----

     Net sales                                    $7,407,245         $6,452,325

     Cost of sales                                 4,832,661          4,251,737
                                                  ----------         ----------

       Gross Profit                                2,574,584          2,200,588

     Selling, general and administrative expenses  1,772,334          1,206,617
                                                  ----------         ----------

       Income from operations                        802,250            993,971

     Other income (expenses):

       Interest expense                             (50,684)           (47,730)
       Other income                                      100                100
                                                  ----------         ----------

     Net income                                   $  751,666         $  946,341
                                                  ==========         ==========

     Net Income Per Share                              $0.38              $0.47
                                                       =====              =====

     Weighted average number of shares outstanding 2,000,000          2,000,000
                                                   =========          =========


      The accompanying notes are an integral part of the condensed consolidated financial statements.

                        DAEDALIAN GROUP, INC. and SUBSIDIARIES

              UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS




                                                    THREE MONTHS ENDED APRIL 30,
                                                    ---------------------------

                                                          1996           1995
                                                          ----           ----

     CASH FLOWS FROM OPERATING ACTIVITIES               $691,833       $518,870

     CASH FLOWS FROM INVESTING ACTIVITIES:

       Acquisition of property and equipment            (196,018)
     (92,541)
                                                        --------       --------

         Net cash used by investing activities          (196,018)
     (92,541)
                                                        --------       --------

     CASH FLOWS FROM FINANCING ACTIVITIES:

       Decrease in notes payables                       (626,783)
     (440,167)
                                                        --------       --------

         Net cash used by financing activities          (626,783)
     (440,167)
                                                        --------       --------

     DECREASE IN CASH AND
       CASH EQUIVALENTS                                 (130,968)
     (13,838)

     CASH AND CASH EQUIVALENTS,
       AT BEGINNING OF PERIOD                            723,832        284,418
                                                        --------       --------

     CASH AND CASH EQUIVALENTS,
       AT END OF PERIOD                                 $592,864       $270,580
                                                        ========       ========


      The accompanying notes are an integral part of the condensed consolidated financial statements.

                        DAEDALIAN GROUP, INC. and SUBSIDIARIES

              NOTES TO UNAUDITED CONDENSED COMBINED FINANCIAL STATEMENTS


     1.   BASIS OF PRESENTATION

          The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with Rule 10-01 of Regulation S-X and, accordingly, do not include all of the information and disclosures required by generally accepted accounting principles. The accompanying condensed consolidated financial statements have not been audited by independent accountants in accordance with generally accepted auditing standards, but, in the opinion of the Company, such financial statements contain all adjustments (consisting of only normal recurring accruals) necessary to present fairly its financial position as of April 30, 1996 and 1995, and the results of operations and changes in cash flows for the three months ended April 30, 1996 and 1995, and are not necessarily indicative of the results to be expected for the full year.

          In reading the interim condensed combined financial statements, reference should be made to the summary of accounting policies and notes to the audited financial statements of Daedalian Group, Inc. and Subsidiary and Affiliate as of January 31, 1996 and 1995 and for the years then ended, contained herein.

     2.   COMMON STOCK

          On February 1, 1996, the Company and it's stockholders entered into a Stockholders/Shareholders Agreement (the "Agreement") which provided for the restatement of the Company's Articles of Incorporation to, among other things, increase the authorized shares of $0.10 par value common stock from 50,000 tp 5,000,000 shares and increase the size of the Board of Directors from three members to four. The Agreement also provided for the surrender of the existing 35,000 shares outstanding in exchange for the issuance of 2,000,000 shares of the Company's $0.10 par value common stock. All share and per share data presented as of April 30, 1996 and 1995 and for the three-month periods ending April 30, 1996 and 1995 have been restated to give effect to this exchange.

                        DAEDALIAN GROUP, INC. AND SUBSIDIARIES

                                 FINANCIAL STATEMENTS

                              JANUARY 31, 1996 and 1995

                        DAEDALIAN GROUP, INC. AND SUBSIDIARIES
                              JANUARY 31, 1996 and 1995


                                      I N D E X
                                      ---------


                                                                            PAGE
                                                                            ----

     ACCOUNTANTS' AUDIT REPORT


     CONSOLIDATED BALANCE SHEETS


     CONSOLIDATED STATEMENTS OF INCOME AND RETAINED EARNINGS


     CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY


     CONSOLIDATED STATEMENTS OF CASH FLOWS


     NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

     Stockholders
     Daedalian Group, Inc. and Subsidiaries
     Denver, Colorado 80202

     We have audited the accompanying consolidated balance sheets of Daedalian Group, Inc. and Subsidiaries as of January 31, 1996 and 1995 and the related consolidated statements of income, changes in Stockholders' equity, and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Daedalian Group, Inc. and Subsidiaries as of January 31, 1996 and 1995, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.



     Englewood, Colorado
     April 18, 1996

                        DAEDALIAN GROUP, INC. AND SUBSIDIARIES
                             CONSOLIDATED BALANCE SHEETS
                              JANUARY 31, 1996 and 1995

                                        ASSETS
                                        ------
                                                         1996        1995
                                                         ----        ----
     CURRENT ASSETS:
          Cash and cash equivalents                 $   723,832  $   284,418
          Accounts receivable, trade, net of
             allowance of $42,000 and $12,000,
             respectively                             3,854,843    3,357,639
          Prepaid expenses                                4,216       52,835
          Other current assets                           24,357       80,393
                                                    -----------  -----------

              TOTAL CURRENT ASSETS                    4,607,248    3,775,285

     PROPERTY AND EQUIPMENT, NET                      1,014,333      655,121

     OTHER ASSETS                                        44,814       38,528
                                                    -----------  -----------

                                                    $ 5,666,395  $ 4,468,934
                                                    ===========  ===========

                         LIABILITIES AND STOCKHOLDERS' EQUITY
                         ------------------------------------

     CURRENT LIABILITIES:
          Notes payable, maturing within-one year    $2,709,669   $1,844,044
          Accounts payable                              361,445      512,007
          Accrued wages and other expenses            1,723,326    1,382,062
          Deferred income tax                            19,625      115,266
                                                    -----------  -----------

              TOTAL CURRENT LIABILITIES               4,814,065    3,853,379
                                                    -----------  -----------

     LONG-TERM LIABILITIES:
          Notes payable, net of current maturities      229,269      240,271
          Deferred income tax                            51,347       16,380
                                                    -----------  -----------

                                                        280,616      256,651
                                                    -----------  -----------
     COMMITMENTS (NOTE 4)

     STOCKHOLDERS' EQUITY:
          Common stock, $.10 par value; 50,000 shares
            authorized; 35,000 shares issued and
            outstanding                                   3,500        3,500
          Retained earnings                             568,214      355,404
                                                    -----------  -----------
              TOTAL STOCKHOLDERS' EQUITY                571,714      358,904
                                                    -----------  -----------

                                                    $ 5,666,395  $ 4,468,934
                                                    ===========  ===========


          See accountant's audit report and notes to consolidated financial statements.

                        DAEDALIAN GROUP, INC. AND SUBSIDIARIES
               CONSOLIDATED STATEMENTS OF INCOME AND RETAINED EARNINGS
                    FOR THE YEARS ENDED JANUARY 31, 1996 and 1995

                                    1996                        1995
                           -----------------------     -----------------------

                                             % of                        % of
                              Amount        sales         Amount        sales
                              ------        -----         ------        -----
      NET SALES          $ 27,650,115      100.0%    $ 19,486,533      100.0%

      COST OF SALES        19,197,543       69.4       14,054,818       72.1
                         ------------      -----     ------------      -----

      GROSS PROFIT          8,452,572       30.6        5,431,715       27.9
      SELLING, GENERAL
        AND
        ADMINISTRATIVE
        EXPENSES            8,052,262       29.2        5,335,407       27.4
                         ------------      -----     ------------      -----

      INCOME FROM
        OPERATIONS            400,310        1.4           96,308         .5
                         ------------      -----     ------------      -----
      OTHER INCOME
      (EXPENSE):

        INTEREST
          EXPENSE            (151,069)                   (108,295)

        OTHER INCOME           97,791                     126,712
                         ------------                ------------
                              (53,278)       (.2)          18,417         .1
                         ------------      -----     ------------      -----

      INCOME BEFORE
        PROVISION FOR
        INCOME TAXES          347,032        1.2          114,725         .6
      Provision for
        income taxes          134,222         .5           34,419         .2
                         ------------      -----     ------------      -----

      NET INCOME         $    212,810         .7%    $     80,306         .4
      %
                         ============      =====     ============      =====
      NET INCOME PER
        SHARE                   $6.08                       $2.29
                                =====                       =====

      WEIGHTED AVERAGE
        SHARES                 35,000                      35,000
      OUTSTANDING              ======                      ======


          See accountant's audit report and notes to consolidated financial statements.

                        DAEDALIAN GROUP, INC. AND SUBSIDIARIES
              CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                    FOR THE YEARS ENDED JANUARY 31, 1996 AND 1995

                                               COMMON STOCK
                                               ------------         RETAINED
                                           SHARES       AMOUNT      EARNINGS
                                           ------       ------      --------

     Balance, February 1, 1994             35,000       $3,500     $275,098

     Net income                                                      80,306
                                          -------       ------     --------

     Balance                               35,000        3,500      355,404

     Net income                                                     212,810
                                          -------       ------     --------

     Balance, January 31, 1996             35,000       $3,500     $568,214
                                          =======       ======     ========

               See accountant's audit report and notes to consolidated
                                financial statements.

                        DAEDALIAN GROUP, INC. AND SUBSIDIARIES
                        CONSOLIDATED STATEMENTS OF CASH FLOWS
                    FOR THE YEARS ENDED JANUARY 31, 1996 and 1995


                                                        1996            1995
                                                      --------        --------
     CASH FLOWS FROM OPERATING ACTIVITIES:
          Net income                                $  212,810      $    80,306
          Adjustments to reconcile net income
            to net cash provided by operating
            activities:
             Depreciation and amortization             244,971          153,764
             Gain on disposal assets                   (16,746)          (6,000)
             Deferred taxes                            (60,674)          26,714
          Cash provided (used) due to changes in
            assets and liabilities:
             Accounts receivable - trade              (497,204)      (1,699,607)
             Prepaid expenses                           48,619           32,905
             Other assets                               56,036          (42,269)
             Accounts payable - trade                 (150,562)         313,702
             Accrued wages and payroll taxes           (43,641)         415,970
             Other accrued expenses                    384,906          285,445
                                                    ----------      -----------

               Net cash provided (used) by
                 operating activities                  178,515         (439,070)
                                                    ----------      -----------

     CASH FLOWS FROM INVESTING ACTIVITIES:
          Purchase of furniture, fixtures
            and equipment                             (606,737)        (300,640)
          Proceeds from sale of fixed assets            19,300            6,000
          Increase in cash surrender value of
            officers life
             insurance                                  (6,286)          (2,643)
                                                    ----------      -----------

             Net cash used by investing activities    (593,723)        (297,283)
                                                    ----------      -----------

     CASH FLOWS FROM FINANCING ACTIVITIES:
          Proceeds from notes payable                1,205,779        1,345,546
          Principal payments on notes payable         (351,157)        (484,994)
                                                    ----------      -----------

             Net cash provided by
               financing activities                    854,622          860,552
                                                    ----------      -----------

             Net increase in cash                      439,414          124,199

     CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR      284,418          160,219
                                                    ----------      -----------

     CASH AND CASH EQUIVALENTS, END OF YEAR         $  723,832      $   284,418
                                                    ==========      ===========

     SUPPLEMENTAL CASH FLOW INFORMATION:

     Cash paid during the year for:

          Interest                                    $151,069         $108,295
          Income Taxes                                  53,361           54,000


               See accountant's audit report and notes to consolidated
                                financial statements.

                        DAEDALIAN GROUP, INC. AND SUBSIDIARIES
                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


     NOTE 1         ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
                    -----------------------------------------------------------

                    ORGANIZATION AND NATURE OF OPERATIONS:

                    Daedalian Group, Inc., a Colorado Corporation, was incorporated September, 1988. The Company is engaged in the development of management information systems and provides computer system training, support, and consulting services. The Company conducts operations through its subsidiaries with facilities located in Denver, Colorado; Dallas and Houston, Texas.

                    PRINCIPLES OF CONSOLIDATION:

                    The consolidated financial statements include the accounts of Daedalian Group, Inc. and its wholly owned subsidiaries, Berger & Co. and Berger & Co. Technology Integrators, (collectively, the "Company"), after elimination of all material intercompany accounts and transactions.

                    REVENUE RECOGNITION:

                    The Company recognizes revenues as services are performed.

                    CASH AND CASH EQUIVALENTS:

                    For purposes of the statement of cash flows, the Company considers all highly liquid instruments purchased with a maturity of three months or less to be cash equivalents.

                    CONCENTRATION OF CREDIT RISK:

                    Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of periodic cash balances at banks in excess of the Federal Deposit Insurance Corporation Insurance Limit of $100,000 and accounts receivable. Concentration of credit risk with respect to accounts receivable is limited due to the Company's large number of customers and their dispersion across geographic regions. The Company does not generally require collateral for its accounts receivable. No customer accounted for 10% or more of the Company's net revenues in fiscal years 1996 and 1995. The Company does not believe a material risk of loss exists with respect to its financial position at January 31, 1996.

                    BAD DEBTS:

                    Bad debts are provided for using the allowance method based upon the Company's historical experience and evaluation of outstanding accounts receivable at year end. Bad debt expense was approximately $186,623 and $343,000 for fiscal years 1996 and 1995, respectively.

                    DEPRECIATION AND AMORTIZATION:

                    Furniture, fixtures and equipment are depreciated over the estimated useful lives of the assets ranging from three to seven years using the straight-line method of depreciation. Depreciation and amortization expense at January 31, 1996 and 1995 was $244,971 and $153,764, respectively.

                        DAEDALIAN GROUP, INC. AND SUBSIDIARIES
                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


     NOTE 1         ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
                    -----------------------------------------------------------
                    (CONTINUED)

                    DEPRECIATION AND AMORTIZATION (CONTINUED)

                    Leasehold improvements are amortized over the remaining life of the lease, using the straight-line method.

                    Upon disposal of assets, the related cost and accumulated depreciation are removed from the books and the resulting gain or loss is recognized in the year of disposition.

                    DEFERRED TAXES:

                    Deferred income taxes are recognized for the tax consequences in future years of temporary differences between the tax bases of assets and liabilities and their financial reporting amounts at each year end, based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to effect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense represents the total amount due for the period and the net change between periods in deferred tax assets and liabilities.

                    FAIR VALUE OF FINANCIAL INSTRUMENTS:

                    The fair value of the Company's long-term debt approximates the carrying value based upon the borrowing rates currently available to the Company for bank loans with similar terms and maturities. Furthermore, the carrying value of all other financial instruments potentially subject to valuation risk (principally consisting of cash and cash equivalents, accounts receivable and accounts payable) also approximated fair value.

     NOTE 2         NOTES PAYABLE
                    -------------

                    Notes payable and long-term obligations consist of the following at January 31, 1996 and 1995:

                                                              1996      1995
                                                            --------  --------
                   Note payable - bank, $3,000,000
                      revolving line of credit, with
                      interest at .25% over the Bank's
                      prime rate (8.5% at January 31,
                      1996); interest payable monthly,
                      principal due at maturity July 19,
                      1996; collateralized by accounts
                      receivable; chattel paper, general
                      intangibles, instruments, proceeds
                      and products.  The note is
                      personally guaranteed by the
                       officers of the Company.           $1,600,000 $1,000,000

                    Note payable - bank, with interest
                       at 1.0% over the bank's base rate
                       (8.5% at January 31, 1996);
                       payable in monthly installments;
                       matures September 15, 1997;
                       collateralized by property and
                       equipment.  The note is personally
                       guaranteed by the officers if
                       the Company.                          223,025    356,357

                    Note payable - bank, with interest at
                       7.65%; payable in monthly
                       installments; matures
                       September 8, 1997;
                       collateralized by vehicle.             17,518  $  27,956

                        DAEDALIAN GROUP, INC. AND SUBSIDIARIES
                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


     NOTES PAYABLE (CONTINUED)
     --------------


                    Unsecured notes payable to officers
                       due on various maturity dates
                       through 1997 with interest at 2%
                       above the Company's bank prime
                       interest rate, (8.5% at January
                       31, 1996).  The notes are
                       subordinated to Key Bank of
                       Colorado bank debt.                $  930,000 $  700,002


                    Note payable - installment loan,
                       with interest at 8.95%; payable
                       in monthly installments; matures
                       June 8, 1999; collateralized by
                       vehicle.                               21,072
     -

                    Note payable - bank, with interest
                       at 8.5%; payable in monthly
                       installments; matures July 18,
                       2000; secured by all bank
                       accounts maintained with the
                       lender as well as a vehicle.           75,837          -

                    Note payable - bank, with interest
                       at 8.5%; payable in monthly
                       installments; matures August 1,
                       2000; secured by all bank
                       accounts maintained with the
                       lender as well as a vehicle.           44,986          -

                    Note payable - bank, with interest
                       at 8.5%; payable in monthly
                       installments; matures January 16,
                       2000; secured by all bank
                       accounts maintained with the
                       lender as well as a vehicle.           26,500          -
                                                          ---------- ----------

                                                           2,938,938  2,084,315
                    Less, current maturities               2,709,669  1,844,044
                                                          ---------- ----------
                                                          $  229,269 $  240,271
                                                          ========== ==========

                    Maturities of long-term debt for each of the next five years are as follows:

                       Years ending January 31,

                          1997                 $ 2,709,669
                          1998                     133,533
                          1999                      41,262
                          2000                      38,658
                          2001                      15,816
                                               -----------
                                               $ 2,938,938
                                               ===========

                        DAEDALIAN GROUP, INC. AND SUBSIDIARIES
                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



     NOTE 3         INCOME TAXES
                    ------------

                    The components of income tax expense (benefit) are as follows:

                                                Years ended January 31,
                                                   1996         1995
                                                 --------     --------
                    Current
                       Federal                  $  181,931    $  2,872
                       State                        12,965       4,833
                                                ----------    --------
                                                   194,896       7,705
                                                ----------    --------
                    Deferred
                       Federal                     (52,895)     22,262
                       State                        (7,779)      4,452
                                                ----------    --------
                                                   (60,674)     26,714
                                                ----------    --------
                    Total                       $  134,222    $ 34,419
                                                ==========    ========

                    The components of the net deferred tax liability recognized in the accompanying balance sheet for January 31, 1996 and 1995 are as follows:

                                 1996                          1995
                       ------------------------      ------------------------

                        Current       Long-term       Current       Long-term
                        -------       ---------       -------       ---------
      Deferred tax
        liability    $ (218,086)     $ (51,347)     $(165,895)      $(16,380)

      Deferred tax
        asset           198,461              -         50,629              -

      Valuation
        allowance             -              -              -
                     ----------      ---------      ---------       --------
                     $  (19,625)     $ (51,347)     $(115,266)      $(16,380)
                     ==========      =========      =========       ========

                    The types of temporary differences between the tax bases of assets and liabilities and their financial reporting amounts that give rise to a significant portion of the net deferred tax liability and their approximate tax effect at January 31, 1996 and 1995 are as follows:


                                 1996                          1995
                         ---------------------         ---------------------
                       Temporary         Tax         Temporary         Tax
                       Difference       Effect       Difference       Effect
                       ----------       ------       ----------       ------

      Accounts
        receivable   $  709,783     $ (276,815)    $  921,347     $ (276,404)

      Accounts
        payable and
        accrued
        expenses        313,032        122,082        537,127        161,138
      Section 481
        adjustment
        and other
        items           346,431        135,108              -              -
      Net property
        and
        equipment       131,659        (51,347)        54,600        (16,380)
                     ----------     ----------     ----------     ----------

                     $1,500,905     $  (70,972)    $1,513,074     $ (131,646)
                     ==========     ==========     ==========     ==========

                        DAEDALIAN GROUP, INC. AND SUBSIDIARIES
                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



     NOTE 4         COMMITMENTS
                    -----------

                    The Company has entered into a number of noncancelable operating leases associated with its corporate offices in Denver and other facilities in Dallas and Houston which expire at varying dates through November, 2002. Lease expense aggregated $243,587 and $234,534 for fiscal years 1996 and 1995, respectively. The following is a summary of the future minimum lease payments under the operating leases in effect at January 31, 1996.

                          Year ending January 31,
                          -----------------------

                             1997            $   341,483
                             1998                344,818
                             1999                354,670
                             2000                356,398
                             2001                327,607
                                               -----------
                                               $1,724,976
                                              ===========

     NOTE 5         PROPERTY AND EQUIPMENT
                    ----------------------

                    Property  and  equipment  are   recorded  at  cost  and  are
                    comprised of the following:

                                                               January 31,
                                                           -------------------
                                                             1996        1995
                                                           -------      ------
                       Vehicles                        $   289,172  $  173,166
                       Office and computer equipment       937,035     649,925
                       Furniture and fixtures              507,084     395,692
                       Leasehold improvements               67,698      36,326
                                                       -----------  ----------
                                                         1,800,989   1,255,109
                       Less, accumulated depreciation
                         and amortization                  786,656     599,988
                                                       -----------  ----------
                                                       $ 1,014,333  $  655,121
                                                       ===========  ==========

     NOTE 6         USE OF ESTIMATES
                    ----------------

                    The process of preparing financial statements in conformity with generally accepted accounting principles requires the use of estimates and assumptions regarding certain types of assets, liabilities, revenues and expenses. Such estimates relate to unsettled transactions and events as of the date of the financial statements. Accordingly, upon settlement, actual results may differ form those estimates.

                    The Company has accrued approximately $188,000 as the estimated cost of its limited self-insured employee medical benefit plan. Additionally, the Company has accrued approximately $140,000 as the estimate for increased insurance costs related to workers compensation and business liability insurance. These estimates are subject to change based upon the actual costs incurred.

                        DAEDALIAN GROUP, INC. AND SUBSIDIARIES
                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



     NOTE 7         PROFIT SHARING PLAN
                    -------------------

                    The Company maintains a 401(k) profit-sharing plan (the "Plan") for all full-time employees who have completed at least one year of service and are twenty-one (21) years of age or older. The Plan provides for the Company to match an amount equal to 25% of the employees elective deferrals. Additionally, the Company in its sole judgement, may contribute an additional amount to employees as non-elective contributions. The Company's plan contributions at January 31, 1996 and 1995 were $73,648 and $27,304, respectively.

     NOTE 8         RELATED PARTY TRANSACTIONS
                    --------------------------

                    During fiscal years 1996 and 1995 the Company's shareholders provided additional funds to the Company in the form of loans. Generally, these loans are unsecured, with interest at 2% above the Company's bank prime interest rate. The loans mature on various dates through 1997 and are subordinated to the Company's bank debt (See Note 2).

     NOTE 9         LITIGATION
                    ----------

                    No material legal proceedings to which the Company (or any of its directors and officers in their capacities as such) is a party or to which property of the Company is subject, are pending and no such material proceeding is known by management of the Company to be contemplated.

     (b) Pro Forma Information
     -------------------------


          INTRODUCTION TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS


     The unaudited pro forma combined financial statements presented below reflect the results of operations and financial position of the Company after giving effect to the transactions described below and in the notes hereto as if such transactions had occurred at July 1, 1994 for purposes of the pro forma combined statements of income and as of December 31, 1995 for purposes of the pro forma combined balance sheet, and give effect to the two for one split of the Common Stock effective February 22, 1996.

     The  unaudited  pro   forma  financial  statements   of  the  Company   and
     accompanying notes should be read in conjunction with the Consolidated Financial Statements and notes thereto included in the Company's Annual Report on Form 10-K, as filed with the Securities and Exchange Commission on February 28, 1996.

     Management believes that the assumptions used in preparing the unaudited pro forma financial statements provide a reasonable basis on which to present the pro forma financial data. The unaudited pro forma financial statements are provided for informational purposes only and should not be construed to be indicative of the Company's results of operations or financial position had the transactions described below been consummated on or as of the dates assumed, and are not intended to project the Company's results of operations or its financial position for any future period or as of any future date.

     The unaudited pro forma combined balance sheet as of June 30, 1996 has been prepared to reflect the financial position of the Company as if the acquisition of the Daedalian Group, Inc. And Subsidiaries d.b.a. Berger & Co. ("Berger"), effective August 28, 1996 had occurred on June 30, 1996. The unaudited pro forma combined statements of income for the year ended June 30, 1995, the six months ended December 31, 1995 and the six months ended June 30, 1996 have been prepared to reflect the operations of the Company as if (I) the acquisition of Programming Enterprises, Inc. d.b.a. Mini-Systems Associates ("Mini-Systems"), effective January 2, 1996, (ii) the acquisition of Zeitech Inc. ("Zeitech"), effective January 11, 1996,
     (iii) the acquisition of the temporary services business of Management Search, Inc. and its affiliate Temps & Co. Services, Inc. ("MSI"), effective March 4, 1996, (iv) the acquisition of American Computer Professionals, Inc. ("ACP"), effective April 2, 1996, (v) the acquisition of Century Temporary Services, Inc. d.b.a. CenCor Temporary Services and its affiliate Grant Management Company d.b.a. Le-Gals ("CenCor"), effective April 29, 1996, (vi) the acquisition of Richard Michael Temps, Inc. and The Richard Michael Group, Inc. ("Richard Michael"), effective April 29, 1996, (collectively the "Acquired Companies"), and, (vii) the acquisition of WHY Systems, Inc., effective May 15, 1996, (viii) the acquisition of Dial Temporary, effective June 24, 1996, and (ix) the acquisition of Berger, effective August 28, 1996 (collectively the "Acquired Companies"), and (x) the issuance of the 7% Convertible Senior Notes Due 2002 (the "Convertible Notes") and (xi) the Stock Offering and the application of the net proceeds therefrom, all had occurred as of July 1, 1994.

     The Mini-Systems acquisition was treated as a purchase for financial reporting purposes. The Company acquired Mini-Systems for $28,500,000 in cash, financed in part by the proceeds received from the offering in October 1995 of the Convertible Notes, a portion of which proceeds at December 31, 1995 was invested in reverse repurchase agreements. The acquisition agreement provides for additional purchase price consideration of up to $10,000,000 based upon Mini-Systems' results of operations over a three-year period. Any additional consideration paid will be reported as additional purchase price.

     The Zeitech acquisition was treated as a purchase for financial reporting purposes. The Company acquired Zeitech for $17,175,000 in cash, financed in part by the proceeds received from the offering in October 1995 of the Convertible Notes, a portion of which proceeds at December 31, 1995 was invested in reverse repurchase agreements. The acquisition agreement provides for additional purchase price consideration based upon Zeitech's results of operations over a three-year period. Any additional consideration paid will be reported as additional purchase price.

     The MSI acquisition was treated as a purchase for financial reporting purposes. The Company acquired MSI for $13,868,000 in cash, financed in part by the proceeds received from the Stock Offering, plus a note payable to the seller in the amount of $1,539,000 due September 1997.

     The CenCor acquisition was treated as a purchase for financial reporting purposes. The Company acquired CenCor for $11,792,000 in cash, financed in part by the proceeds received from the Stock Offering. The acquisition agreement provides for additional purchase price consideration based upon CenCor's results of operations over a five-year period. Any additional consideration paid will be reported as additional purchase price.

     The Berger acquisition was treated as a purchase for financial reporting purposes. The Company acquired Berger for $30,750,000 in cash, financed in part by the proceeds received from the Stock Offering. The acquisition agreement provides for additional purchase price consideration based upon Berger's results of operations over a three-year period. Any additional consideration paid will be reported as additional purchase price.

     The ACP, Richard Michael, WHY and Dial A Temporary acquisitions were treated as purchases for financial reporting purposes. The Company acquired ACP, Richard Michael WHY and Dial A Temporary for an aggregate of $12,965,000 in cash, financed in part by the proceeds of the Stock Offering. The acquisition agreements provide for additional purchase price consideration (up to a maximum of $12,000,000 in the case of Richard Michael and up to a maximum of $5,000,000 in the case of Dial A Temporary), based upon the respective companies' results of operations over periods ranging from one to five years. Any additional consideration paid will be reported as additional purchase price.

                                CAREER HORIZONS, INC.
                           Pro Forma Combined Balance Sheet
                                 As of June 30, 1996
                                     (unaudited)

                                   ($ in Thousands)


                                        ASSETS

                                                Historical
                                       ---------------------------

                                          Career
                                         Horizons,
                                           Inc.          Berger
                                        -----------   ------------
      Current Assets:

        Cash and cash equivalents
         and reverse repurchase
         agreements                       $79,531           $486

        Accounts receivable, net           89,041          5,880
        Due from Associated Offices,
         net                               38,442

        Other receivables, net              1,799              8
        Prepaid expenses and other          2,762            469

        Deferred income taxes               4,617
                                        ---------      ---------

          Total current assets            216,192          6,843
        Intangible assets, net            115,687

        Furniture, fixtures and             7,602          1,248
         equipment, net
        Other receivables, net                299

        Deferred income taxes               1,197

        Other assets                        3,298             45
                                        ---------      ---------
                                         $344,275         $8,136
                                        =========      =========

                                        ASSETS


                                         ProForma          Pro
                                        Adjustments       Forma
                                        -----------   ------------
      Current Assets:

        Cash and cash equivalents
         and reverse repurchase
         agreements                     ($30,750)(a)     $49,267

        Accounts receivable, net                          94,921
        Due from Associated Offices,
         net                                              38,442

        Other receivables, net                             1,807

        Prepaid expenses and other                         3,231

        Deferred income taxes                              4,617
                                       ---------       ---------
          Total current assets           (30,750)        192,285

        Intangible assets, net            28,649 (b)     144,336

        Furniture, fixtures and                            8,850
         equipment, net
        Other receivables, net                               299

        Deferred income taxes                              1,197
        Other assets                                       3,343
                                       ---------       ---------

                                         ($2,101)       $350,310
                                       =========       =========

                         LIABILITIES AND STOCKHOLDERS' EQUITY


                                                Historical
                                       ---------------------------
                                          Career
                                         Horizons,
                                           Inc.          Berger
                                        -----------   ------------

      Current Liabilities:
        Bank overdrafts                   $12,259             $0

        Accounts payable and accrued
         liabilities                       16,062          1,369

        Accrued compensation and
         related taxes                     35,076          1,448
        Notes payable                       1,539          2,258

        Current income taxes payable        1,774
                                        ---------      ---------
          Total current liabilities        66,710          5,075

      7% Convertible Senior Notes Due
      2002                                 86,250

      Other liabilities                        40            388
                                        ---------      ---------
          Total liabilities               153,000          5,463
                                        ---------      ---------

      Stockholders' Equity:
        Preferred Stock

        Common Stock                          177              4

        Additional paid-in capital        169,510

        Retained Earnings                  21,643          2,669
                                        ---------      ---------

                                          191,330          2,673
        Less-treasury stock, at cost          (55)
                                        ---------      ---------

          Total stockholders' equity      191,275          2,673
                                        ---------      ---------

      TOTAL LIABILITIES & EQUITY         $344,275         $8,136
                                        =========       ========

                         LIABILITIES AND STOCKHOLDERS' EQUITY

                                         Pro Forma          Pro
                                        Adjustments        Forma
                                        -----------    ------------

      Current Liabilities:
        Bank overdrafts                                   $12,259

        Accounts payable and accrued
         liabilities                        1,500 (a)      18,931

        Accrued compensation and
         related taxes                                     36,524
        Notes payable                        (928)(c)       2,869

        Current income taxes payable                        1,774
                                        ---------       ---------
          Total current liabilities           572          72,357

      7% Convertible Senior Notes                          86,250
      Due  2002

      Other liabilities                                       428
                                        ---------       ---------
          Total liabilities                   572         159,035
                                        ---------       ---------

      Stockholders' Equity:
        Preferred Stock

        Common Stock                           (4)(a)         177

        Additional paid-in capital                        169,510
        Retained Earnings                  (2,669)(a)      21,643
                                        ---------       ---------

                                           (2,673)        191,330
        Less-treasury stock, at cost                          (55)
                                        ---------       ---------

          Total stockholders' equity       (2,673)        191,275
                                        ---------       ---------

      TOTAL LIABILITIES & EQUITY          ($2,101)       $350,310
                                        =========       =========

                        CAREER HORIZONS, INC. and SUBSIDIARIES

                 NOTES TO UNAUDITED PRO FORMA COMBINED BALANCE SHEET

     BASIS OF RECORDING

     The accompanying pro forma combined balance sheet as of June 30, 1996 gives effect to the acquisition of Berger as if the transaction occurred on June 30, 1996. The acquisition of Berger has been accounted for using the purchase method of accounting.


     BALANCE SHEET ADJUSTMENTS

     a. To record the purchase price of Berger in part with cash from the reduction in investment in reverse repurchase agreements, as follows, and consolidating elimination entries:

                  Cash paid to seller at closing $30,750
                  Fees and expenses                1,500
                                                 -------
                             Total               $32,250
                                                 =======

     b. Adjustment to reflect the excess of the purchase price (including $1,500 of acquisition expenses) over the estimated fair value of the net assets acquired in the acquisition of Berger, which has been allocated as follows:

                  Purchase price                 $32,250
                  Estimated fair value of net
                    assets acquired               (3,601)
                                                 -------
                  Goodwill                       $28,649
                                                 =======

     c. To record the subtraction of notes payable not assumed from Berger of $928.

                                CAREER HORIZONS, INC.
                       Pro Forma Combined Statements of Income
                           For the year ended June 30, 1995
                                     (unaudited)
                    (data in thousands, except per share amounts)

                                             HISTORICAL

                                 Career         Mini-
                                Horizons,      Systems     Zeitech,
                                  Inc.       Associates      Inc.
                                ---------     ---------    --------
      REVENUES                  $361,026      $40,364      $31,067

      EXPENSES:

       Cost of services          276,864       31,403       22,965
       Selling, general
       and administrative         48,990        5,570        5,542

       Remittance to
       franchisees                18,747

       Other expenses, net         1,276
                                --------    ---------     --------
          Total Expenses         345,877       36,973       28,507
                                --------     --------     --------

      Income from operations      15,149        3,391        2,560
      Interest (expense)
      income, net                 (1,803)           0         (225)

      Income before minority
      interest and income
      taxes                       13,346        3,391        2,335

      Minority interest
                               ---------    ---------     --------
      Income before income
      taxes                       13,346        3,391        2,335

      (Provision) benefit
      for income taxes            (5,399)          22         (122)
                                --------     --------    ---------
      NET INCOME                  $7,947       $3,413       $2,213
                                ========     ========     ========

      INCOME PER COMMON
      SHARE                       $0.65
                               ========

      WEIGHTED AVERAGE
      NUMBER OF SHARES            12,304
                                ========

                                             HISTORICAL

                                  MSI/         Cencor/
                               Temps & Co.     LeGals       Berger
                               ----------     ---------    --------
      REVENUES                   $51,845      $29,177      $23,651

      EXPENSES:

       Cost of services           34,767       21,765       16,487
       Selling, general
       and administrative         13,421        6,207        5,828

       Remittance to
       franchisees                 2,926
       Other expenses, net           151          (84)
                                --------    ---------     --------
          Total Expenses          51,265       27,888       22,315
                                --------     --------     --------

      Income from operations         580        1,289        1,336
      Interest (expense)
      income, net                   (315)        (218)        (139)

      Income before minority
      interest and income
      taxes                          265        1,071        1,197

      Minority interest              (65)
                               ---------    ---------    ---------
      Income before income
      taxes                          200        1,071        1,197

      (Provision) benefit
      for income taxes              (104)                      (34)
                                --------     --------    ---------
      NET INCOME                     $96       $1,071       $1,163
                                ========     ========     ========

      INCOME PER COMMON
      SHARE


      WEIGHTED AVERAGE
      NUMBER OF SHARES


                               HISTORICAL
                               ----------

                                                 Pro
                                   All          Forma         Pro
                                 Others      Adjustments     Forma
                               ----------    -----------  ----------
      REVENUES                   $13,204     ($9,810)(a)  $540,524

      EXPENSES:

       Cost of services            7,987                   412,238
       Selling, general
       and administrative          4,083      (4,965)(b)    78,471
                                               3,525 (c)
                                              (9,730)(a)

       Remittance to
       franchisees                                          21,673
       Other expenses, net                                   1,343
                                --------   ---------      --------

          Total Expenses          12,070     (11,170)      513,725
                                --------    --------      --------

      Income from operations       1,134       1,360        26,799
      Interest (expense)
      income, net                      5      (3,593)(d)    (6,288)

      Income before minority
      interest and income
      taxes                        1,139      (2,233)       20,511

      Minority interest                                        (65)
                               ---------   ---------     ---------
      Income before income
      taxes                        1,139      (2,233)       20,446

      (Provision) benefit
      for income taxes                        (3,971)(e)    (8,715)
                                                 893 (f)
                                --------    --------      --------

      NET INCOME                  $1,139     ($5,311)      $11,731
                                ========    ========      ========
      INCOME PER COMMON
      SHARE                                          (g)       $0.66
                                                            ========

      WEIGHTED AVERAGE
      NUMBER OF SHARES                               (g)    17,682
                                                          ========

                                CAREER HORIZONS, INC.
                       Pro Forma Combined Statements of Income
                         For the year ended December 31, 1995
                                     (unaudited)
                    (data in thousands, except per share amounts)

                                             HISTORICAL

                                 Career         Mini-
                                Horizons,      Systems     Zeitech,
                                  Inc.       Associates      Inc.
                                ---------     ---------    --------

      REVENUES                  $201,026      $24,386      $18,106
      EXPENSES:

       Cost of services          153,531       18,644       13,308
       Selling, general
       and administrative         27,979        3,761        3,535

       Remittance to
       franchisees                 9,254            0            0

       Other expenses, net           201
                                --------    ---------     --------
          Total Expenses         190,965       22,405       16,843
                                --------     --------     --------

      Income from operations      10,591        1,981        1,263
      Interest (expense)
      income, net                 (1,245)           0          (76)

      Income before
      income taxes                 9,346        1,981        1,187

      (Provision) benefit
      for income taxes            (3,662)          (3)        (221)
                               ---------    ---------     --------
      NET INCOME                  $5,684       $1,978         $966
                                ========     ========     ========

      INCOME PER COMMON
      SHARE                         $0.44
                                 ========

      WEIGHTED AVERAGE
      NUMBER OF SHARES            14,638
                                ========

                                             HISTORICAL

                                  MSI/         Cencor/
                               Temps & Co.     LeGals       Berger
                               ----------     ---------    --------
      REVENUES                   $26,100      $14,362      $14,285

      EXPENSES:

       Cost of services           18,181       10,616       10,077
       Selling, general
       and administrative          6,523        3,080        3,983

       Remittance to
       franchisees                 1,549
       Other expenses, net          (353)          20
                                --------     --------     --------

          Total Expenses          25,900       13,716       14,060
                                --------     --------     --------

      Income from operations         200          646          225
      Interest (expense)
      income, net                   (193)         (85)         (69)
                                --------     --------     --------

      Income before
      income taxes                     7          561          156
      (Provision) benefit              0
      for income taxes         ---------    ---------    ---------

      NET INCOME                      $7         $561         $156
                                ========     ========     ========

      INCOME PER COMMON
      SHARE

      WEIGHTED AVERAGE
      NUMBER OF SHARES

                               HISTORICAL
                               ----------

                                                 Pro
                                   All          Forma         Pro
                                 Others      Adjustments     Forma
                               ----------    -----------  ----------
      REVENUES                    $8,386     ($4,136)(a)  $303,045

      EXPENSES:

       Cost of services            5,021           0       229,378
       Selling, general
       and administrative          2,559      (5,406)(b)    43,676
                                               1,762 (c)
                                              (4,100)(a)

       Remittance to
       franchisees                                 0        10,803
       Other expenses, net                         0          (132)
                                --------   ---------      --------

          Total Expenses           7,580      (7,744)      283,725
                                --------    --------      --------

      Income from operations         806       3,608        19,320
      Interest (expense)
      income, net                      4        (886)(d)    (2,550)

      Income before
      income taxes                   810       2,722        16,770
      (Provision) benefit
      for income taxes                        (2,034)(e)    (7,009)
                                              (1,089)(f)
                               ---------   ---------      --------

      NET INCOME                    $810       ($401)       $9,761
                                ========    ========      ========

      INCOME PER COMMON
      SHARE                                          (g)       $0.50
                                                            ========
      WEIGHTED AVERAGE
      NUMBER OF SHARES                               (g)    23,040
                                                          ========

                                CAREER HORIZONS, INC.
                       Pro Forma Combined Statements of Income
                        For the six months ended June 30, 1996
                                     (unaudited)
                    (data in thousands, except per share amounts)


                                             HISTORICAL

                                 Career         Mini-
                                Horizons,      Systems     Zeitech,
                                  Inc.       Associates      Inc.
                                ---------     ---------    --------

      REVENUES                  $275,851
      EXPENSES:

       Cost of services          210,233

       Selling, general
       and administrative         41,637
       Remittance to
        franchisees                9,898

       Other expenses, net           389
                                --------    ---------     --------
          Total Expenses         262,157            0            0
                                --------     --------     --------

      Income from operations      13,694            0            0

      Interest (expense)
      income, net                 (1,802)
      Income before minority
      interest and income
      taxes                       11,892            0            0

      Minority interest
                               ---------    ---------    ---------
      Income before income
      taxes                       11,892            0            0

      (Provision) benefit
      for income taxes            (4,578)
                               ---------     --------     --------

      NET INCOME                  $7,314           $0           $0
                                ========     ========     ========
      INCOME PER COMMON
      SHARE                         $0.43
                                 ========

      WEIGHTED AVERAGE
      NUMBER OF SHARES            21,452
                                ========


                                             HISTORICAL

                                  MSI/         Cencor/
                               Temps & Co.     LeGals       Berger
                               ----------     ---------    --------

      REVENUES                    $4,177       $7,361      $16,123
      EXPENSES:

       Cost of services            3,295        5,646       10,510

       Selling, general
       and administrative            490        1,841        5,018

       Remittance to
       franchisees                   243
       Other expenses, net             0
                                --------     --------     --------

          Total Expenses           4,028        7,487       15,528
                                --------     --------     --------

      Income from operations         149         (126)         595
      Interest (expense)
      income, net                                 (45)         (95)
                                --------     --------     --------

      Income before minority
      interest and income
      taxes                          149         (171)         500
      Minority interest
                                --------     --------     --------

      Income before income
      taxes                          149         (171)         500

      (Provision) benefit                                     (134)
      for income taxes         ---------     --------    ---------
      NET INCOME                    $149        ($171)        $366
                                ========     ========     ========

      INCOME PER COMMON
      SHARE
      WEIGHTED AVERAGE
      NUMBER OF SHARES


                               HISTORICAL
                               ----------

                                                 Pro
                                   All          Forma         Pro
                                 Others      Adjustments     Forma
                               ----------    -----------  ----------
      REVENUES                   $11,360                  $314,872

      EXPENSES:
       Cost of services            8,475                   238,159

       Selling, general
       and administrative          2,013        (452)(b)    51,353
                                                 806 (c)

       Remittance to
       franchisees                                          10,141
       Other expenses, net                                     389
                                --------   ---------      --------

          Total Expenses          10,488         354       300,042
                                --------    --------      --------

      Income from operations         872        (354)       14,830

      Interest (expense)
      income, net                      1          44(d)     (1,897)
      Income before minority
      interest and income
      taxes                          873        (310)       12,933

      Minority interest                                          0
                                --------    --------      --------

      Income before income
      taxes                          873        (310)       12,933
      (Provision) benefit
      for income taxes                          (520)(e)    (4,974)
                                                 124 (f)
                               ---------   ---------      --------

      NET INCOME                    $873       ($706)       $7,959
                                ========    ========      ========
      INCOME PER COMMON
      SHARE                                          (g)      $0.42
                                                           ========

      WEIGHTED AVERAGE
      NUMBER OF SHARES                               (g)    23,245
                                                          ========

                        CAREER HORIZONS, INC. and SUBSIDIARIES

              NOTES TO UNAUDITED PRO FORMA COMBINED STATEMENTS OF INCOME


     BASIS OF RECORDING

     The accompanying pro forma combined statements of income for the year ended June 30, 1995 ("fiscal 1995"), the six months ended December 31, 1995 (the "1995 interim period") and the six months ended June 30, 1996 give effect to (i) the acquisitions of the Acquired Companies, (ii) the issuance by the Company of the Convertible Notes and the application of the net proceeds therefrom, including the payment of then outstanding indebtedness under the Company's Senior Credit Facility, and (iii) the Stock Offering and the application of the net proceeds therefrom, including investment in cash and cash equivalents as if all such transactions were consummated on July 1, 1994. The acquisitions of the Acquired Companies have been accounted for using the purchase method of accounting.

     STATEMENTS OF INCOME ADJUSTMENTS

     The following pro forma adjustments were made (dollars in thousands):

        a. To eliminate the results of operations of the portion of the business not acquired from MSI consisting of revenues of $9,810 and $4,136 and general and administrative expenses of $9,730 and $4,100 for fiscal 1995 and the 1995 interim period, respectively.

        b. To reflect the elimination and/or reduction of certain non-recurring general and administrative expenses resulting from the acquisitions of the Acquired Companies totaling $4,965, $5,406 and $452 for fiscal 1995, the 1995 interim period and the six months ended June 30, 1996, respectively.

        c. To record the increase in amortization expense related to the goodwill recorded under the purchase method of accounting for the acquisitions of the Acquired Companies totaling $3,525, $1,762 and $806 for fiscal 1995, the 1995 interim period and the six months ended June 30, 1996, respectively.

        d. To record interest expense, net, of $5,792, $1,582 and $0 in respect of the Convertible Notes and to eliminate interest expense, net of $2,199, $696 and $44 recorded by the Company on indebtedness under the Senior Credit Facility for fiscal 1995, the 1995 interim period and for the six months ended June 30, 1996, respectively.

                        CAREER HORIZONS, INC. and SUBSIDIARIES

              NOTES TO UNAUDITED PRO FORMA COMBINED STATEMENTS OF INCOME

     STATEMENTS OF INCOME ADJUSTMENTS (CONT'D)

        e. To increase the provision for income taxes on the historical results of operations of the Acquired Companies pursuant to the provisions of FASB #109 "Accounting for Income Taxes."

        f. To  record  the  provision  for  income   taxes  on  the  pro   forma
           adjustments based on the Company's federal and state statutory tax rate of approximately 40%.

        g. Calculation of pro forma income per common share, after giving effect to the two for one split of the Common Stock effective February 22, 1996, is as follows:

                                               Six Months         Six Months
                            Year Ended           Ended              Ended
                           June 30, 1995   December 31, 1995    June 30, 1996
                           -------------   -----------------    -------------

      Pro forma net
        income  . . . .       $11,731             $ 9,761             $7,959
      Add: Interest
        expense on
        Convertible
        Notes, net of              --(1)            1,869              1,869
        tax benefit . .       -------             -------             ------

                              $11,731             $11,630              9,828
                              =======             =======             ======

      Weighted average
        number of
        shares  . . . .        12,304              14,638             16,484

      Pro forma
        adjustment to
        include shares
        issued in
        public offering         5,378               5,378              1,793

      Add: Pro forma
        deemed
        conversion of
        Convertible                --(1)            3,024              4,968
        Notes . . . . .       -------             -------             ------

                               17,682              23,040             23,245
                              =======             =======             ======

      Pro Forma Income
        Per Common
        Share                 $   .66             $   .50             $  .42
                              =======             =======             ======


          (1)  Calculation of pro  forma income  per common share  for the  year
               ended   June  30,  1995  using  the   "if  converted"  method  is
               antidilutive.



               Note: Assuming the Company had  invested the net  proceeds of the
                     Convertible Notes and Stock Offering into interest-bearing cash equivalents at an interest rate of 5%, pro forma earnings per share would have been $.80 $.56, and $.48 for fiscal 1995, the 1995 interim period and the six months ended December 31, 1995, respectively.

                        CAREER HORIZONS, INC. and SUBSIDIARIES

                                  INDEX TO EXHIBITS


     EXHIBIT NO.         DESCRIPTION
     -----------         -----------

        2.1 Stock Purchase Agreement dated August 28, 1996 by and among Career Horizons, Inc., Wayne Berger, Juan Solano, III, Mary Turner, Drew Verret, The Juan Solano, III Charitable Remainder Trust, the Wayne Berger Charitable Remainder Trust and the Wayne Berger Charitable Remainder Trust II.

       23.1              Consent of Levine, Hughes & Mithuen, Inc.

       99.1              Press Release

                                      SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                           CAREER HORIZONS, INC.
                                                       -------------------------
                                                                (Registrant)



     Date     September 11, 1996         By:/s/  Michael T. Druckman
              --------------------           ----------------------------------
                                             Michael T. Druckman
                                             Senior Vice President,
                                             Treasurer and Asst. Secretary
                                             (Principal Financial and
                                               Accounting Officer)